UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2023

BELLATORA, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-56478 (Commission File Number)	47-1981170 (IRS Employer Identification No.)

2030 Powers Ferry Road SE, Suite 212,

Atlanta, Georgia 30339

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a) Effective December 14, 2023, Bellatora, Inc. (the “Company”) and Coral Investment Partners, LP. (“Coral”) agreed to amend their Promissory Note Agreement in the following manner:

•	Interest only payments on the outstanding balance of the Promissory Note shall begin on February 1, 2024 and continue monthly until such time as repayment of the outstanding balance begins.

•	Monthly payments of principal and interest payments shall begin on May 1, 2024 pursuant to an amortization schedule that will result in full payment of the loan by April 30, 2025.

•	In the event of a default, Coral shall have the right to convert a portion of its debt, subject to certain limitations, into shares of the Company’s common stock at a per share price equal to the most recent private placement price.

•	The Company is barred from issuing more than fifty million (50,000,000) shares until the outstanding balance of the loan is repaid.

•	The Company is barred from any entering into any agreement security (i.e., notes, preferred stock, warrants or options) which is convertible, exchange or exercisable to acquire shares of common stock if the conversion, exchange or exercise price is determined in reference to the current market price of the common stock at or about the time of conversion, exchange or exercise until the outstanding balance of the loan is repaid.

•	The Company is barred from increasing the number of authorized common shares until the outstanding balance of the loan is repaid.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

On December 14, 2023, the Company sold 21,600,000 shares of common stock at $0.001 per share, for gross proceeds of $21,600. The sale was conducted pursuant to an exemption from registration provide by Section 4(a)(2) of the Securities Act of 1933.

On December 15, 2023, the Company commenced an offering of up to 10,000,000 shares of common stock at $0.05 per share. To date, the Company has sold 1,000,000 shares in the offering for cash for gross proceeds of $50,000. The offering is being conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

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Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant.

By a written consent dated December 14, 2023, the Board of Directors of the Company approved the appointment of Edward Honour, Jeffey Lozinski, Joseph Lehman, and Robert Jackson to the Board of Directors of the Company, and to appoint Edward Honour as Chairman (the “New Directors”). At the same time, the Board of Directors approved the issuance of 21,600,000 shares of common stock in the Company’s offering at $0.001 per share. In addition, the Board of Directors also approved a private offering of 10,000,000 shares of common stock at $0.05 per share, and an affiliate of a New Director purchased the initial 1,000,000 shares in such offering. As a result of both transactions, the New Directors and their affiliates acquired an aggregate of 22,600,000 Shares of common stock in the offering. As a result of the acquisition, the New Directors control 84% of issued and outstanding common shares of the Company.

The appointment of the New Directors to the Company’s board, and sale to the New Directors of a controlling interest in the Company, were made in order to enable the Company to enter the business of artificial intelligence hosting, research & development, and consulting. Prior to the change in control to the New Directors, the Company was a shell company. The Company will file an amended Form 8-K with the additional information that would be required if the Company were to file a registration statement on Form 10 in the near future.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(b) On December 14, 2023, Erik Nelson resigned chief financial officer and President of the Company. Mr. Nelson remains Corporate Secretary.

(c) On December 14, 2023, the Company’s Board of Directors appointed Edward Honour as Chief Executive Officer (CEO), Jeffrey Lozinski as Chief Operating Officer, and Joseph Lehman as Chief Technical Officer. Biographical information about Messrs. Honour, Lozinski, and Lehman is contained in item 5.02(d) below. There are no agreements under which the Company has agreed to compensate Messrs. Honour, Lozinski, or Lehman at this time.

(d) By a written consent dated December 14, 2023, the Board of Directors approved a resolution to appoint Edward Honour, Jeffrey Lozinski, Joseph Lehman, and Robert Jackson to the Board of Directors of the Company. Below is biographical information about each of the new directors:

Edward Honour Since 2013, Mr. Honour has been a technical consultant for the Department of Energy’s Argonne National Laboratory. In 2021 he co-founded GEX Data Labs which was responsible for the development of several open source applications supporting data science and machine learning infrastructure along with a proprietary workflow management system.  In 2020 he was part of the team that developed an R&D 100 Award Winning data science, machine learning, and artificial intelligence application for the Department of Homeland Security, TIDE.  For the project he was responsible for design, development, and implementation of the technical infrastructure and software interfaces.  In 1994, Mr. Honour was the founder of Software Dynamics where he managed successful large-scale development projects for Fortune 100 clients and grew his consulting practice over 800% in the first 5 years.  Mr. Honour graduated from the University of Illinois-Chicago in 1988 with a degree in Math and Computer Science.

Jeffrey Lozinski. Since 2021 Mr. Lozinski has managed the day-to-day operations of GEX Data Labs where he utilizes the company's proprietary workflow management system to outsource day to day operations for clients.In 2018, Mr. Lozinski was founder of TxtSchedules Inc, a software development company and platform for the staffing and managing in-store brand marketing demos at grocery stores and other retailers. Mr. Lozinski is the COO and President of Sales and Marketing for Tritanium Labs USA. From 1996 to 1999 Mr. Lozinski was the Vice-President of Sales and Marketing at Contemporary Marketing where introduce new brands that generated over $50 million in annual sales. Mr. Lozinski graduated in 1984 with a degree in Business Administration from Ball State University.

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Joseph Lehman. Mr. Lehman has over 20 years experience as a software developer, solutions architect, and data scientist. Since 2015, Mr. Lheman has been an applications systems engineer with Wells Fargo Rail, focused on large scale Oracle applications using the Oracle Application Development Framework (ADF) and PL/SQL. Mr. Lehman earned a B.S. degree in Mathematics from DePaul University in 2000 and scored in the top 5% of the class in a three-month continuing education program in data science and AI offered by MIT in 2021. Mr. Lehman has vast expertise in AI based classification systems, Convolutional Neural Networks (CNNs), Recurrent Neural Networks (RNNs), and Large Language models.

Robert Jackson. Mr. Jackson has over 40 years experience in the securities industry. He is the founder of Southeast Capital Investment Partners. Mr. Jackson co-founded Medical Staffing Network which went public through an IPO in 2022. Previously Mr. Jackson was registered with Bear Stearns from 1983 to 2003. Mr. Jackson graduated from the University of Georgia in 1983 with a degree in finance.

The Company did not enter into any material plan, contract or arrangement (whether or not written) with to which any of the New Directors are a party or in which he or she participates.

Item 5.06 Change in Shell Company Status

On December 14, 2023, the Board of Directors of the Company approved a resolution to enter the business of artificial intelligence hosting, research & development, and consulting. Additionally, the resolution recommended a change in the Company’s name to Kinetic Seas, Inc. A proposal to change the name of the Company will be submitted to shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bellatora, Inc.

Dated: December 22, 2023	By:	/s/ Erik Nelson
	Name:	Erik Nelson
	Title:	Secretary

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